SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2019

ARION GROUP CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-216895	35-2577375
(State or Other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

16839 Gale Avenue #210
City of Industry, California 91748
(888) 991-6839
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Benson Liao

On April 12, 2016, Benson Liao, a member of the Board of Directors of Arion Group, Inc. (the “Company”), resigned as a director. Mr. Liao’s resignation did not result from a disagreement with the Company or the Board of Directors. The board vacancy created by Mr. Liao’s resignation will be filled in the next annual meeting of the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 16, 2019

Arion Group Corp.

By:	/s/ Mingyong Huang
Mingyong Huang, CEO/President

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